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                                                                    EXHIBIT 24.3



                              AMENDED AND RESTATED
                               POWER OF ATTORNEY



    KNOW ALL PERSONS BY THESE PRESENTS, that Randy Michaels hereby constitutes and appoints R. Christopher Weber and Jon M. Berry, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacitites, to sign the Form S-3 Registration Statement (File No. 333-19291) regarding the shelf registration of certain securities and any or all amendments (including post-effective amendments) thereto (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virture hereof.



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed on April 17, 1997 by Randy Michaels in the capacities and for the entities indicated.


                                          /s/ Randy Michaels
                                          --------------------------------------
                                          Randy Michaels
                                          PRESIDENT
                                          of the entities set forth on the
                                          attached Schedule 1
                                          and
                                          DIRECTOR
                                          of the entities set forth on the
                                          attached Schedule 2
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                                   SCHEDULE 1


                         Jacor Broadcasting Corporation
                            Broadcast Finance, Inc.
                      Jacor Broadcasting of Florida, Inc.
                      Jacor Broadcasting of Atlanta, Inc.
                      Jacor Broadcasting of Colorado, Inc.
                     Jacor Broadcasting of Knoxville, Inc.
                     Jacor Broadcasting of Tampa Bay, Inc.
                               Jacor Cable, Inc.
                        Georgia Network Equipment, Inc.
                     Jacor Broadcasting of San Diego, Inc.
                     Jacor Broadcasting of St. Louis, Inc.
                      Jacor Broadcasting of Sarasota, Inc.
                       Inmobiliaria Radial, S.A. de C.V.
                          Noble Broadcast Group, Inc.
                       Noble Broadcast of Colorado, Inc.
                       Noble Broadcast of San Diego, Inc.
                       Noble Broadcast of St. Louis, Inc.
                        Noble Broadcast of Toledo, Inc.
                           Nova Marketing Group, Inc.
                         Noble Broadcast Licenses, Inc.
                         Noble Broadcast Holdings, Inc.
                        Sports Radio Broadcasting, Inc.
                                  Nobro, S.C.
                               Sports Radio, Inc.
                          Noble Broadcast Center, Inc.
                                Citicasters Co.
                                GACC-N26LB, Inc.
                                 GACC-340, Inc.
                             Cine Guarantors, Inc.
                  Great American Television Productions, Inc.
                            Cine Guarantors II, Inc.
                    Great American Merchandising Group, Inc.
                       Taft-TCI Satellite Services, Inc.
                                Cine Films, Inc.
                      The Sy Fischer Company Agency, Inc.
                           Location Productions, Inc.
                         Location Productions II, Inc.
                                VTTV Productions
                                   WHOK, Inc.
                        Cine Mobile Systems Int'l. N.V.
                            Cine Movil S.A. de C.V.
                           F.M.I. Pennsylvania, Inc.
                            Cine Guarantors II, Ltd.
                    Regent Broadcasting of Charleston, Inc.
                    Regent Broadcasting of Kansas City, Inc.
                     Regent Broadcasting of Las Vegas, Inc.
                   Regent Broadcasting of Las Vegas II, Inc.
                    Regent Broadcasting of Louisville, Inc.
                   Regent Broadcasting of Louisville II, Inc.
                  Regent Broadcasting of Salt Lake City, Inc.
                 Regent Broadcasting of Salt Lake City II, Inc.
                      Regent Licensee of Charleston, Inc.
                      Regent Licensee of Kansas City, Inc.
                       Regent Licensee of Las Vegas, Inc.

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                     Regent Licensee of Las Vegas II, Inc.
                      Regent Licensee of Louisville, Inc.
                     Regent Licensee of Louisville II, Inc.
                    Regent Licensee of Salt Lake City, Inc.
                   Regent Licensee of Salt Lake City II, Inc.
                             EFM Programming, Inc.

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                                   SCHEDULE 2

                      Jacor Broadcasting of Florida, Inc.
                       Inmobiliaria Radial, S.A. de C.V.
                                  Nobro, S.C.